EXHIBIT 99.1
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                             U. S. GOLD CORPORATION

                             N E W S  R E L E A S E

          2201 Kipling Street, Suite 100, Lakewood, Colorado 80215-1545
                       (303) 238-1438 FAX: (303) 238-1724

                    U.S. GOLD CORPORATION UPDATES ACITVITIES

                     TONKIN SPRINGS PERMIT AMENDMENTS FILED,
                      COUNTDOWN TO GOLD PRODUCTION UNDERWAY

Denver, CO.-March 18, 2004 - U.S. Gold Corporation (OTC BB: USGL; Berlin
Exchange: US 8) reported today that permit amendments for restarting gold production at its 45% owned Tonkin Springs Mine in Eureka County, Nevada, have been submitted by its joint venture partner BacTech Mining (TSX-V: BM) to federal and state agencies for review. The engineering firm of Knight Piesold Consulting was contracted to assist in the engineering and permitting activities associated with reopening the mine.

The permit amendments are for a staged operation lasting up to10 years. Tonkin Springs is proposing to construct a new heap leach pad for processing oxide and oxidized sulfide ores and to oxidize sulfide ores in an engineered bio-oxidation facility that has been designed to contemporary standards. The project will use traditional open pit mining methods and involve three open pits. The reclamation and closure plans and reclamation bond are designed to fully close the property at the end of the project's life.

"We are very pleased with the filing of these permit amendments as they start the clock running for a countdown to gold production at Tonkin Springs," said William W. Reid, president of U.S. Gold. "BacTech, subject to permit approval, is still targeting gold production in 2004," said Mr. Reid.

U.S. Gold expects to re-enter the ranks of gold producers with one mine targeted for gold production in 2004, Tonkin Springs, and a second property, El Aguila in the state of Oaxaca, Mexico, being evaluated for possible gold production in 2005.

THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR CERTAIN FORWARD-LOOKING STATEMENTS. OPERATING, EXPLORATION AND FINANCIAL DATA, AND OTHER STATEMENTS IN THIS PRESS RELEASE ARE BASED ON INFORMATION THAT THE COMPANY BELIEVES REASONABLE, BUT INVOLVE SIGNIFICANT UNCERTAINTIES AS TO FUTURE GOLD PRICES, COSTS, ORE GRADES, MINING AND PROCESSING CONDITIONS, AND REGULATORY AND PERMITTING MATTERS. ACTUAL RESULTS AND TIMETABLES COULD VERY SIGNIFICANTLY.